Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 1, 2026, with respect to the financial statements of POP GLOBAL ACQUISITION LIMITED, as of July 31, 2026 and for the period from July 1, 2026 (Date of incorporation) to July 31, 2026 in this Registration Statement on Form S-1 and the related Prospectus of POP GLOBAL ACQUISITION LIMITED filed with the Securities and Exchange Commission.

/s/ Audit Alliance LLP

Singapore

October 1, 2026